Exhibit 99.1

KKR & Co. L.P. Announces Third Quarter 2013 Results

Strong Investment Performance Drives Meaningful Economic Net Income

GAAP net income (loss) attributable to KKR & Co. L.P. was $204.7 million for the quarter ended September 30, 2013, up from $127.4 million in the comparable period of 2012. GAAP net income (loss) attributable to KKR & Co. L.P. was $413.3 million for the nine months ended September 30, 2013, down from $464.1 million in the comparable period of 2012.

Assets under management (“AUM”) totaled $90.2 billion as of September 30, 2013, up from $83.5 billion as of June 30, 2013.

Fee related earnings (“FRE”) were $106.0 million and $292.2 million for the quarter and nine months ended September 30, 2013, respectively, up from $90.7 million and $233.8 million in the comparable periods of 2012.

Total distributable earnings were $251.1 million for the quarter ended September 30, 2013, down from $332.9 million for the quarter ended September 30, 2012. Total distributable earnings were $945.5 million for the nine months ended September 30, 2013, up from $903.1 million in the comparable period of 2012.

Economic net income (“ENI”) was $613.7 million for the quarter ended September 30, 2013, up from $509.9 million in the comparable period of 2012. ENI was $1.4 billion for the nine months ended September 30, 2013, down from $1.8 billion in the comparable period of 2012.

After-tax ENI was $0.84 per adjusted unit for the quarter ended September 30, 2013, up from $0.69 per adjusted unit in the comparable period of 2012. After-tax ENI was $1.90 per adjusted unit for the nine months ended September 30, 2013, down from $2.42 per adjusted unit in the comparable period of 2012.

Book value was $7.2 billion on a total reportable segment basis as of September 30, 2013 or $10.07 per adjusted unit.

KKR & Co. L.P. declares a third quarter distribution of $0.23 per common unit.

KKR & Co. L.P. announced a transaction to acquire Avoca Capital.

NEW YORK--(BUSINESS WIRE)--October 24, 2013--KKR & Co. L.P. (NYSE: KKR) today reported its third quarter 2013 results.

For the quarter and nine months ended September 30, 2013, the carrying value of our private equity investment portfolio appreciated 5.9% and 12.5%, respectively.

ENI was $613.7 million for the quarter ended September 30, 2013, up from $509.9 million for the quarter ended September 30, 2012. The increase was principally attributable to higher investment income earned from our principal investments and to a lesser extent a higher level of net carried interest earned from our private equity funds.

ENI was $1.4 billion for the nine months ended September 30, 2013, down from $1.8 billion for the nine months ended September 30, 2012. The decrease was primarily due to lower investment income earned from our principal investments as well as a lower level of net carried interest earned from our private equity funds. While the fair value of our principal investments and private equity portfolio increased during the nine months ended September 30, 2013, the level of appreciation was lower than in the comparable period of 2012.

AUM and fee paying assets under management (“FPAUM”) were $90.2 billion and $73.6 billion, respectively, as of September 30, 2013, both up from June 30, 2013. The increases in both AUM and FPAUM were primarily attributable to new capital raised across our various investment platforms, partially offset by distributions to fund limited partners. In September 2013, our Energy Income and Growth Fund had its first close with commitments totaling $1.4 billion (includes general partner commitment).

For the quarter and nine months ended September 30, 2013, FRE was $106.0 million and $292.2 million, respectively, up from $90.7 million and $233.8 million in the comparable periods of 2012. The increases in both comparable periods were primarily driven by (i) management fees attributable to new capital raised; (ii) higher transaction fees; and (iii) the acquisition of Prisma.

On October 18, 2013, KKR announced a transaction to acquire Avoca Capital (Unlimited) and its affiliates (“Avoca”), a European credit investment manager with approximately $8 billion in assets under management as of September 30, 2013. The transaction, which is subject to customary regulatory approvals, is expected to close in the first quarter of 2014.

“Our investment portfolio and balance sheet continue to perform, resulting in an unannualized 20% return on equity in the first nine months of this year,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.

___________________________________________________________________________________________________

Note: Certain financial measures, including FRE, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS

GAAP results for the quarter and nine months ended September 30, 2013 included net income attributable to KKR & Co. L.P. of $204.7 million and $413.3 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.66 and $1.40, respectively, on a diluted basis. For the quarter and nine months ended September 30, 2012, net income attributable to KKR & Co. L.P. was $127.4 million and $464.1 million, respectively, and net income attributable to KKR & Co. L.P. per common unit were $0.49 and $1.86, respectively, on a diluted basis. The increase quarter over quarter was primarily due to (i) an increase in management fees attributable to new capital raised and the acquisition of Prisma; (ii) higher transaction fees; and (iii) a higher level of total investment income. The year over year decrease was primarily due to a lower level of total investment income. The decrease in total investment income was partially offset by increases in fees primarily attributable to the acquisition of Prisma and higher transaction fees. The decrease in compensation and benefits expense was primarily attributable to lower carry pool allocations as a result of the recognition of lower carried interest during the nine months ended September 30, 2013 compared to the comparable period in 2012.

SEGMENT RESULTS

Private Markets

AUM was $59.7 billion as of September 30, 2013, an increase of $5.2 billion, or 9.5%, compared to AUM of $54.5 billion as of June 30, 2013. The increase was primarily attributable to new capital raised from fund investors and to a lesser extent appreciation in the fair value of our private equity portfolio. The increase was partially offset by distributions to the limited partners of our private equity funds arising from realizations.

FPAUM was $49.9 billion as of September 30, 2013, an increase of $4.0 billion, or 8.7%, compared to FPAUM of $45.9 billion as of June 30, 2013. The increase was primarily attributable to new capital raised from fund investors partially offset by distributions to the limited partners of our private equity funds arising from realizations.

FRE was $44.4 million for the quarter ended September 30, 2013, a decrease of $0.3 million compared to FRE of $44.7 million for the quarter ended September 30, 2012. The decrease was primarily driven by higher compensation expense due to additional headcount, partially offset by higher management fees resulting from new capital raised and higher transaction fees.

FRE was $127.8 million for the nine months ended September 30, 2013, an increase of $9.2 million, or 7.8%, compared to FRE of $118.6 million for the nine months ended September 30, 2012. The increase was primarily driven by higher management fees resulting from new capital raised and higher transaction fees. The increase was partially offset by higher compensation expense due to additional headcount.

ENI was $245.2 million for the quarter ended September 30, 2013, an increase of $31.3 million, or 14.6%, compared to ENI of $213.9 million for the quarter ended September 30, 2012. The increase was primarily attributable to higher net carried interest resulting from a higher level of appreciation in our private equity portfolio.

ENI was $583.9 million for the nine months ended September 30, 2013, a decrease of $70.0 million, or 10.7%, compared to ENI of $653.9 million for the nine months ended September 30, 2012. The decrease was primarily attributable to lower net carried interest resulting from a lower level of appreciation in our private equity portfolio, partially offset by the increase in FRE discussed above.

Public Markets

AUM was $30.5 billion as of September 30, 2013, an increase of $1.5 billion, or 5.2%, compared to AUM of $29.0 billion as of June 30, 2013. FPAUM was $23.7 billion as of September 30, 2013, an increase of $1.7 billion, or 7.7%, compared to FPAUM of $22.0 billion as of June 30, 2013. For both AUM and FPAUM, the increases were primarily attributable to net new capital raised from fund investors.

FRE was $20.2 million for the quarter ended September 30, 2013, a decrease of $3.1 million, or 13.3%, compared to FRE of $23.3 million for the quarter ended September 30, 2012. The decrease was principally attributable to lower incentive fees earned and higher expenses related to one-time expenses in connection with the launch of a closed-end fund in the quarter ended September 30, 2013. The decrease was partially offset by higher management fees related to new capital raised from fund investors and the acquisition of Prisma.

FRE was $91.8 million for the nine months ended September 30, 2013, an increase of $40.7 million, or 79.6%, compared to FRE of $51.1 million for the nine months ended September 30, 2012. The increase was primarily attributable to higher management fees related to new capital raised from fund investors and the acquisition of Prisma.

ENI was $28.4 million for the quarter ended September 30, 2013, a decrease of $6.5 million, or 18.6%, compared to ENI of $34.9 million for the quarter ended September 30, 2012. The decrease was primarily driven by the decrease in FRE discussed above and lower net carried interest resulting from a lower level of appreciation of certain carry-earning credit investment vehicles.

ENI was $118.0 million for the nine months ended September 30, 2013, an increase of $52.4 million, or 79.9%, compared to ENI of $65.6 million for the nine months ended September 30, 2012. The increase was primarily driven by the increase in FRE discussed above and to a lesser extent higher net carried interest due to certain credit investment vehicles beginning to earn carry in 2013.

Capital Markets and Principal Activities

FRE was $41.4 million for the quarter ended September 30, 2013, an increase of $18.7 million, or 82.4%, compared to FRE of $22.7 million for the quarter ended September 30, 2012. FRE was $72.7 million for the nine months ended September 30, 2013, an increase of $8.5 million, or 13.2%, compared to FRE of $64.2 million for the nine months ended September 30, 2012. The increases in both comparable periods were primarily driven by a higher level of overall capital markets transaction activity.

ENI was $340.1 million for the quarter ended September 30, 2013, an increase of $79.0 million, or 30.3%, compared to ENI of $261.1 million for the quarter ended September 30, 2012. The increase was primarily attributable to a higher level of investment income from our principal investments and to a lesser extent the increase in FRE discussed above.

ENI was $704.0 million for the nine months ended September 30, 2013, a decrease of $359.7 million, or 33.8%, compared to ENI of $1,063.7 million for the nine months ended September 30, 2012. The decrease was primarily due to a lower level of investment income from our principal investments. While the fair value of our principal investments increased during the nine months ended September 30, 2013, the level of appreciation was lower than in the comparable period of 2012.

CAPITAL AND LIQUIDITY

As of September 30, 2013, KKR had $1.9 billion of cash and short-term investments on a total reportable segment basis and $1.0 billion of outstanding debt obligations. KKR’s availability for borrowings was $750.0 million (which is reduced by an outstanding letter of credit), which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of September 30, 2013.

As of September 30, 2013, KKR’s portion of total uncalled commitments to its investment funds was $1,164.5 million, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
Energy Income and Growth Fund	$252,500
North America Fund XI	191,300
Real Estate Fund	155,600
European Fund III	113,300
Asian Fund II	75,000
2006 Fund	62,900
Infrastructure	24,400
Natural Resources	10,900
E2 Investors (Annex Fund)	10,200
Asian Fund	9,300
China Growth Fund	6,500
Co-Investment Vehicles	45,600
Total Private Markets Commitments	957,500

Public Markets
Special Situations Vehicles	162,000
Mezzanine Fund	25,700
Direct Lending Vehicles	19,300
Total Public Markets Commitments	207,000

Total Uncalled Commitments	$1,164,500

DISTRIBUTION

A distribution of $0.23 per common unit has been declared, comprised of (i) $0.10 per common unit from after-tax FRE, (ii) $0.07 per common unit from realized cash carry, and (iii) $0.06 per common unit from net realized principal investment income. The distribution will be paid on November 19, 2013 to unitholders of record as of the close of business on November 4, 2013. Please refer to the distribution policy presented later in this release.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Thursday, October 24, 2013 at 11:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 76308413 beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $90.2 billion in assets under management as of September 30, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with fund investors through its client relationships and capital markets platform. KKR & Co. L.P. is publicly traded on the New York Stock Exchange (NYSE: KKR) and “KKR”, as used in this release, includes its subsidiaries, their managed investment funds and accounts, and/or their affiliated investment vehicles, as appropriate. For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, committed dollars invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized principal investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships such as Prisma, Nephila or Avoca; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues
Fees	$220,028	$162,154	$537,644	$390,821

Expenses
Compensation and Benefits	329,182	366,350	860,905	1,019,400
Occupancy and Related Charges	17,637	14,344	46,036	43,636
General, Administrative and Other	108,676	65,825	279,906	177,480
Total Expenses	455,495	446,519	1,186,847	1,240,516

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	2,230,401	2,308,613	4,598,755	6,997,166
Dividend Income	121,059	10,440	370,014	263,298
Interest Income	114,861	95,578	352,250	259,669
Interest Expense	(25,056)	(17,868)	(72,693)	(52,757)
Total Investment Income (Loss)	2,441,265	2,396,763	5,248,326	7,467,376

Income (Loss) Before Taxes	2,205,798	2,112,398	4,599,123	6,617,681

Income Taxes	7,644	9,612	25,525	37,777

Net Income (Loss)	2,198,154	2,102,786	4,573,598	6,579,904

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	9,169	9,994	25,992	18,551
Net Income (Loss) Attributable to
Noncontrolling Interests	1,984,245	1,965,381	4,134,293	6,097,245

Net Income (Loss) Attributable to KKR & Co. L.P.	$204,740	$127,411	$413,313	$464,108

Distributions Declared per KKR & Co. L.P. Common Unit	$0.23	$0.24	$0.92	$0.52

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.73	$0.53	$1.53	$1.98
Diluted (a)	$0.66	$0.49	$1.40	$1.86
Weighted Average Common Units Outstanding
Basic	282,148,802	239,696,358	270,484,224	234,876,879
Diluted (a)	308,135,191	257,646,622	296,181,070	249,359,200

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Fees
Management and incentive fees:
Management fees	$173,245	$164,176	$126,483	$490,384	$384,752
Incentive fees	1,225	15,590	17,768	35,664	31,495
Management and incentive fees	174,470	179,766	144,251	526,048	416,247

Monitoring and transaction fees:
Monitoring fees	33,010	28,907	29,969	93,985	83,577
Transaction fees	129,127	62,785	75,264	232,211	163,268
Fee credits	(61,782)	(34,751)	(31,707)	(119,598)	(67,739)
Net monitoring and transaction fees	100,355	56,941	73,526	206,598	179,106

Total fees	274,825	236,707	217,777	732,646	595,353

Expenses
Compensation and benefits	92,229	80,436	71,340	247,827	196,810
Occupancy and related charges	15,674	13,067	13,605	42,063	41,305
Other operating expenses (a)	60,884	45,027	42,128	150,541	123,406
Total expenses	168,787	138,530	127,073	440,431	361,521

Fee Related Earnings (a)	106,038	98,177	90,704	292,215	233,832

Investment income (loss)
Realized carried interest	81,532	269,828	166,908	439,527	307,387
Unrealized carried interest	278,004	(202,018)	243,828	407,184	855,587
Gross carried interest	359,536	67,810	410,736	846,711	1,162,974
Less: allocation to KKR carry pool	(145,512)	(26,536)	(169,633)	(341,552)	(473,692)
Less: management fee refunds (b)	(7,767)	(4,735)	(61,499)	(21,718)	(135,011)
Net carried interest	206,257	36,539	179,604	483,441	554,271
Other investment income (loss)	303,472	11,050	240,876	634,720	1,000,886
Total investment income (loss)	509,729	47,589	420,480	1,118,161	1,555,157

Income (Loss) before noncontrolling interests
in Income of consolidated entities	615,767	145,766	511,184	1,410,376	1,788,989
Income (Loss) attributable to
noncontrolling interests	2,020	1,323	1,310	4,444	5,798

Economic Net Income (Loss)	$613,747	$144,443	$509,874	$1,405,932	$1,783,191

Provision for Income Taxes	11,950	13,486	22,548	45,553	91,788

Economic Net Income (Loss), After Taxes (c)	$601,797	$130,957	$487,326	$1,360,379	$1,691,403

Economic Net Income (Loss), After Taxes per Adjusted Unit (c)	$0.84	$0.18	$0.69	$1.90	$2.42

Assets Under Management	$90,169,200	$83,500,900	$66,278,700	$90,169,200	$66,278,700
Fee Paying Assets Under Management	$73,611,900	$67,956,400	$50,266,000	$73,611,900	$50,266,000
Committed Dollars Invested and Syndicated Capital	$2,848,700	$1,889,400	$926,000	$5,562,500	$2,639,200
Uncalled Commitments	$22,718,400	$21,364,400	$15,845,900	$22,718,400	$15,845,900

Other Information
Fee Related Earnings	$106,038	$98,177	$90,704	$292,215	$233,832
Plus: depreciation and amortization	3,601	3,708	3,273	10,990	8,919
Fee Related EBITDA	$109,639	$101,885	$93,977	$303,205	$242,751

Distributed Earnings	$189,477	$313,559	$187,174	$701,756	$403,208
Plus: Undistributed net realized principal investment income	61,660	90,217	145,700	243,771	499,898
Total Distributable Earnings (c)	$251,137	$403,776	$332,874	$945,527	$903,106

GAAP interest expense	$25,056	$24,614	$17,868	$72,693	$52,757
Less: interest expense related to debt obligations
from investment financing arrangements	8,841	8,404	8,502	24,035	24,036
Core Interest Expense (c)	$16,215	$16,210	$9,366	$48,658	$28,721

Economic Net Income (Loss), After Taxes and Equity-based Charges (c)	$570,570	$105,021	$469,961	$1,275,798	$1,643,724

(a)	For the quarter ended September 30, 2013, other operating expenses include $9.7 million of one-time expenses incurred in connection with the launch of a closed-end fund.

(b)	As of September 30, 2013, there is no carried interest subject to management fee refunds, which may reduce carried interest in future periods.

(c)	See definitions for economic net income (loss), after taxes, adjusted units, total distributable earnings, core interest expense and economic net income (loss), after taxes and equity-based charges under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Fees
Management and incentive fees:
Management fees	$119,410	$114,700	$105,035	$340,715	$319,117
Incentive fees	-	-	-	-	-
Management and incentive fees	119,410	114,700	105,035	340,715	319,117

Monitoring and transaction fees:
Monitoring fees	33,010	28,907	29,969	93,985	83,577
Transaction fees	54,968	25,231	32,788	96,611	55,223
Fee credits	(46,597)	(29,547)	(26,293)	(97,153)	(59,641)
Net monitoring and transaction fees	41,381	24,591	36,464	93,443	79,159

Total fees	160,791	139,291	141,499	434,158	398,276

Expenses
Compensation and benefits	65,400	51,516	48,905	164,917	139,382
Occupancy and related charges	13,367	11,143	12,049	35,935	36,487
Other operating expenses	37,586	33,988	35,885	105,516	103,790
Total expenses	116,353	96,647	96,839	306,368	279,659

Fee Related Earnings	44,438	42,644	44,660	127,790	118,617

Investment income (loss)
Realized carried interest	81,532	269,828	166,908	439,527	307,387
Unrealized carried interest	263,982	(212,809)	224,260	361,972	830,072
Gross carried interest	345,514	57,019	391,168	801,499	1,137,459
Less: allocation to KKR carry pool	(139,903)	(22,220)	(161,805)	(323,467)	(463,485)
Less: management fee refunds	(7,767)	(4,735)	(61,499)	(21,718)	(135,011)
Net carried interest	197,844	30,064	167,864	456,314	538,963
Other investment income (loss)	3,357	(249)	1,779	1,073	(559)
Total investment income (loss)	201,201	29,815	169,643	457,387	538,404

Income (Loss) before noncontrolling interests
in Income of consolidated entities	245,639	72,459	214,303	585,177	657,021
Income (Loss) attributable to
noncontrolling interests	433	411	444	1,242	3,098

Economic Net Income (Loss)	$245,206	$72,048	$213,859	$583,935	$653,923

Assets Under Management	$59,678,300	$54,452,400	$49,771,000	$59,678,300	$49,771,000
Fee Paying Assets Under Management	$49,889,500	$45,907,500	$40,354,200	$49,889,500	$40,354,200
Committed Dollars Invested	$1,805,800	$1,314,000	$623,000	$3,718,300	$1,805,500
Uncalled Commitments	$21,103,800	$19,972,800	$14,594,700	$21,103,800	$14,594,700

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Fees
Management and incentive fees:
Management fees	$53,835	$49,476	$21,448	$149,669	$65,635
Incentive fees	1,225	15,590	17,768	35,664	31,495
Management and incentive fees	55,060	65,066	39,216	185,333	97,130

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	20,534	7,243	8,780	30,883	12,521
Fee credits	(15,185)	(5,204)	(5,414)	(22,445)	(8,098)
Net monitoring and transaction fees	5,349	2,039	3,366	8,438	4,423

Total fees	60,409	67,105	42,582	193,771	101,553

Expenses
Compensation and benefits	18,606	21,990	13,997	60,296	34,608
Occupancy and related charges	1,906	1,615	1,343	5,063	4,127
Other operating expenses (a)	19,670	9,147	3,897	36,643	11,754
Total expenses	40,182	32,752	19,237	102,002	50,489

Fee Related Earnings (a)	20,227	34,353	23,345	91,769	51,064

Investment income (loss)
Realized carried interest	-	-	-	-	-
Unrealized carried interest	14,022	10,791	19,568	45,212	25,515
Gross carried interest	14,022	10,791	19,568	45,212	25,515
Less: allocation to KKR carry pool	(5,609)	(4,316)	(7,828)	(18,085)	(10,207)
Less: management fee refunds	-	-	-	-	-
Net carried interest	8,413	6,475	11,740	27,127	15,308
Other investment income (loss)	(4)	22	25	80	(10)
Total investment income (loss)	8,409	6,497	11,765	27,207	15,298

Income (Loss) before noncontrolling interests
in Income of consolidated entities	28,636	40,850	35,110	118,976	66,362
Income (Loss) attributable to
noncontrolling interests	202	378	233	935	787

Economic Net Income (Loss)	$28,434	$40,472	$34,877	$118,041	$65,575

Assets Under Management	$30,490,900	$29,048,500	$16,507,700	$30,490,900	$16,507,700
Fee Paying Assets Under Management	$23,722,400	$22,048,900	$9,911,800	$23,722,400	$9,911,800
Committed Dollars Invested	$326,400	$370,800	$278,300	$862,100	$558,400
Uncalled Commitments	$1,614,600	$1,391,600	$1,251,200	$1,614,600	$1,251,200

(a)	For the quarter ended September 30, 2013, other operating expenses include $9.7 million of one-time expenses incurred in connection with the launch of a closed-end fund.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Fees
Management and incentive fees:
Management fees	$-	$-	$-	$-	$-
Incentive fees	-	-	-	-	-
Management and incentive fees	-	-	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	53,625	30,311	33,696	104,717	95,524
Fee credits	-	-	-	-	-
Net monitoring and transaction fees	53,625	30,311	33,696	104,717	95,524

Total fees	53,625	30,311	33,696	104,717	95,524

Expenses
Compensation and benefits	8,223	6,930	8,438	22,614	22,820
Occupancy and related charges	401	309	213	1,065	691
Other operating expenses	3,628	1,892	2,346	8,382	7,862
Total expenses	12,252	9,131	10,997	32,061	31,373

Fee Related Earnings	41,373	21,180	22,699	72,656	64,151

Investment income (loss)
Realized carried interest	-	-	-	-	-
Unrealized carried interest	-	-	-	-	-
Gross carried interest	-	-	-	-	-
Less: allocation to KKR carry pool	-	-	-	-	-
Less: management fee refunds	-	-	-	-	-
Net carried interest	-	-	-	-	-
Other investment income (loss) (a)	300,119	11,277	239,072	633,567	1,001,455
Total investment income (loss)	300,119	11,277	239,072	633,567	1,001,455

Income (Loss) before noncontrolling interests
in Income of consolidated entities	341,492	32,457	261,771	706,223	1,065,606
Income (Loss) attributable to
noncontrolling interests	1,385	534	633	2,267	1,913

Economic Net Income (Loss)	$340,107	$31,923	$261,138	$703,956	$1,063,693

Syndicated Capital	$716,500	$204,600	$24,700	$982,100	$275,300

(a)	Amount is net of (i) interest expense and (ii) certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income that is not included in “Compensation and benefits” and “Other operating expenses” above and on page 6.

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended September 30, 2013
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$119,410	$53,835	$-	$173,245
Incentive fees	-	1,225	-	1,225
Management and incentive fees	119,410	55,060	-	174,470

Monitoring and transaction fees:
Monitoring fees	33,010	-	-	33,010
Transaction fees	54,968	20,534	53,625	129,127
Fee credits	(46,597)	(15,185)	-	(61,782)
Net monitoring and transaction fees	41,381	5,349	53,625	100,355

Total fees	160,791	60,409	53,625	274,825

Expenses
Compensation and benefits	65,400	18,606	8,223	92,229
Occupancy and related charges	13,367	1,906	401	15,674
Other operating expenses	37,586	19,670	3,628	60,884
Total expenses	116,353	40,182	12,252	168,787

Fee Related Earnings	44,438	20,227	41,373	106,038

Investment income (loss)
Realized carried interest	81,532	-	-	81,532
Unrealized carried interest	263,982	14,022	-	278,004
Gross carried interest	345,514	14,022	-	359,536
Less: allocation to KKR carry pool	(139,903)	(5,609)	-	(145,512)
Less: management fee refunds	(7,767)	-	-	(7,767)
Net carried interest	197,844	8,413	-	206,257
Other investment income (loss)	3,357	(4)	300,119	303,472
Total investment income (loss)	201,201	8,409	300,119	509,729

Income (Loss) before noncontrolling interests
in Income of consolidated entities	245,639	28,636	341,492	615,767
Income (Loss) attributable to
noncontrolling interests	433	202	1,385	2,020

Economic Net Income (Loss)	$245,206	$28,434	$340,107	$613,747

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended June 30, 2013
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$114,700	$49,476	$-	$164,176
Incentive fees	-	15,590	-	15,590
Management and incentive fees	114,700	65,066	-	179,766

Monitoring and transaction fees:
Monitoring fees	28,907	-	-	28,907
Transaction fees	25,231	7,243	30,311	62,785
Fee credits	(29,547)	(5,204)	-	(34,751)
Net monitoring and transaction fees	24,591	2,039	30,311	56,941

Total fees	139,291	67,105	30,311	236,707

Expenses
Compensation and benefits	51,516	21,990	6,930	80,436
Occupancy and related charges	11,143	1,615	309	13,067
Other operating expenses	33,988	9,147	1,892	45,027
Total expenses	96,647	32,752	9,131	138,530

Fee Related Earnings	42,644	34,353	21,180	98,177

Investment income (loss)
Realized carried interest	269,828	-	-	269,828
Unrealized carried interest	(212,809)	10,791	-	(202,018)
Gross carried interest	57,019	10,791	-	67,810
Less: allocation to KKR carry pool	(22,220)	(4,316)	-	(26,536)
Less: management fee refunds	(4,735)	-	-	(4,735)
Net carried interest	30,064	6,475	-	36,539
Other investment income (loss)	(249)	22	11,277	11,050
Total investment income (loss)	29,815	6,497	11,277	47,589

Income (Loss) before noncontrolling interests
in Income of consolidated entities	72,459	40,850	32,457	145,766
Income (Loss) attributable to
noncontrolling interests	411	378	534	1,323

Economic Net Income (Loss)	$72,048	$40,472	$31,923	$144,443

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended September 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$105,035	$21,448	$-	$126,483
Incentive fees	-	17,768	-	17,768
Management and incentive fees	105,035	39,216	-	144,251

Monitoring and transaction fees:
Monitoring fees	29,969	-	-	29,969
Transaction fees	32,788	8,780	33,696	75,264
Fee credits	(26,293)	(5,414)	-	(31,707)
Net monitoring and transaction fees	36,464	3,366	33,696	73,526

Total fees	141,499	42,582	33,696	217,777

Expenses
Compensation and benefits	48,905	13,997	8,438	71,340
Occupancy and related charges	12,049	1,343	213	13,605
Other operating expenses	35,885	3,897	2,346	42,128
Total expenses	96,839	19,237	10,997	127,073

Fee Related Earnings	44,660	23,345	22,699	90,704

Investment income (loss)
Realized carried interest	166,908	-	-	166,908
Unrealized carried interest	224,260	19,568	-	243,828
Gross carried interest	391,168	19,568	-	410,736
Less: allocation to KKR carry pool	(161,805)	(7,828)	-	(169,633)
Less: management fee refunds	(61,499)	-	-	(61,499)
Net carried interest	167,864	11,740	-	179,604
Other investment income (loss)	1,779	25	239,072	240,876
Total investment income (loss)	169,643	11,765	239,072	420,480

Income (Loss) before noncontrolling interests
in Income of consolidated entities	214,303	35,110	261,771	511,184
Income (Loss) attributable to
noncontrolling interests	444	233	633	1,310

Economic Net Income (Loss)	$213,859	$34,877	$261,138	$509,874

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Nine Months Ended September 30, 2013
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$340,715	$149,669	$-	$490,384
Incentive fees	-	35,664	-	35,664
Management and incentive fees	340,715	185,333	-	526,048

Monitoring and transaction fees:
Monitoring fees	93,985	-	-	93,985
Transaction fees	96,611	30,883	104,717	232,211
Fee credits	(97,153)	(22,445)	-	(119,598)
Net monitoring and transaction fees	93,443	8,438	104,717	206,598

Total fees	434,158	193,771	104,717	732,646

Expenses
Compensation and benefits	164,917	60,296	22,614	247,827
Occupancy and related charges	35,935	5,063	1,065	42,063
Other operating expenses	105,516	36,643	8,382	150,541
Total expenses	306,368	102,002	32,061	440,431

Fee Related Earnings	127,790	91,769	72,656	292,215

Investment income (loss)
Realized carried interest	439,527	-	-	439,527
Unrealized carried interest	361,972	45,212	-	407,184
Gross carried interest	801,499	45,212	-	846,711
Less: allocation to KKR carry pool	(323,467)	(18,085)	-	(341,552)
Less: management fee refunds	(21,718)	-	-	(21,718)
Net carried interest	456,314	27,127	-	483,441
Other investment income (loss)	1,073	80	633,567	634,720
Total investment income (loss)	457,387	27,207	633,567	1,118,161

Income (Loss) before noncontrolling interests
in Income of consolidated entities	585,177	118,976	706,223	1,410,376
Income (Loss) attributable to
noncontrolling interests	1,242	935	2,267	4,444

Economic Net Income (Loss)	$583,935	$118,041	$703,956	$1,405,932

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Nine Months Ended September 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$319,117	$65,635	$-	$384,752
Incentive fees	-	31,495	-	31,495
Management and incentive fees	319,117	97,130	-	416,247

Monitoring and transaction fees:
Monitoring fees	83,577	-	-	83,577
Transaction fees	55,223	12,521	95,524	163,268
Fee credits	(59,641)	(8,098)	-	(67,739)
Net monitoring and transaction fees	79,159	4,423	95,524	179,106

Total fees	398,276	101,553	95,524	595,353

Expenses
Compensation and benefits	139,382	34,608	22,820	196,810
Occupancy and related charges	36,487	4,127	691	41,305
Other operating expenses	103,790	11,754	7,862	123,406
Total expenses	279,659	50,489	31,373	361,521

Fee Related Earnings	118,617	51,064	64,151	233,832

Investment income (loss)
Realized carried interest	307,387	-	-	307,387
Unrealized carried interest	830,072	25,515	-	855,587
Gross carried interest	1,137,459	25,515	-	1,162,974
Less: allocation to KKR carry pool	(463,485)	(10,207)	-	(473,692)
Less: management fee refunds	(135,011)	-	-	(135,011)
Net carried interest	538,963	15,308	-	554,271
Other investment income (loss)	(559)	(10)	1,001,455	1,000,886
Total investment income (loss)	538,404	15,298	1,001,455	1,555,157

Income (Loss) before noncontrolling interests
in Income of consolidated entities	657,021	66,362	1,065,606	1,788,989
Income (Loss) attributable to
noncontrolling interests	3,098	787	1,913	5,798

Economic Net Income (Loss)	$653,923	$65,575	$1,063,693	$1,783,191

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of September 30, 2013
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$173,453	$47,074	$1,680,428		$1,900,955
Investments	-	-	4,937,849	(a)	4,937,849
Unrealized carry	918,574	52,066	-		970,640
Other assets	363,981	283,283	58,336		705,600
Total assets	$1,456,008	$382,423	$6,676,613		$8,515,044

Debt obligations	$-	$-	$1,000,000		$1,000,000
Other liabilities	143,016	51,701	40,964		235,681
Total liabilities	143,016	51,701	1,040,964		1,235,681

Noncontrolling interests	1,479	649	69,487		71,615

Book value	$1,311,513	$330,073	$5,566,162		$7,207,748

Book value per adjusted unit	$1.83	$0.46	$7.78		$10.07

As of December 31, 2012
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$358,237	$28,690	$1,147,360		$1,534,287
Investments	-	-	4,758,157		4,758,157
Unrealized carry	730,292	24,939	-		755,231
Other assets	207,047	280,472	62,119		549,638
Total assets	$1,295,576	$334,101	$5,967,636		$7,597,313

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	78,724	16,433	24,275		119,432
Total liabilities	78,724	16,433	524,275		619,432

Noncontrolling interests	1,339	739	18,619		20,697

Book value	$1,215,513	$316,929	$5,424,742		$6,957,184

Book value per adjusted unit	$1.72	$0.45	$7.70		$9.87

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of September 30, 2013
			Fair Value as
		Fair	a Percentage of
Investment	Cost	Value	Total Investments

Co-Investments in Portfolio Companies of
Private Equity Investment Vehicles:
Alliance Boots GmbH	195,640	491,801	10.0%
HCA Inc.	96,289	363,611	7.4%
ProSiebenSat.1 Media AG	226,913	279,201	5.7%
The Nielsen Company B.V.	87,657	214,492	4.3%
Samson Resources Corporation	237,514	190,012	3.8%
KION Group	128,058	189,391	3.8%
NXP B.V.	122,059	172,084	3.5%
US Foods, Inc.	100,000	130,000	2.6%
Biomet, Inc.	151,444	121,155	2.5%
First Data Corporation	135,258	94,681	1.9%
Dollar General Corporation	2,893	18,171	0.4%
Energy Future Holdings Corp.	200,000	10,000	0.2%
	1,683,725	2,274,599	46.1%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	340,655	389,950	7.9%
KKR European Fund III L.P.	243,973	286,953	5.8%
KKR Asian Fund L.P.	84,152	95,665	1.9%
KKR North America Fund XI L.P.	61,565	64,106	1.3%
KKR European Fund II L.P.	46,966	49,205	1.0%
KKR Millennium Fund L.P.	50,470	42,693	0.9%
KKR E2 Investors, L.P.	14,210	26,037	0.5%
Co-Investments	7,598	7,730	0.2%
KKR European Fund L.P.	47,664	4,290	0.1%
KKR China Growth Fund L.P.	3,286	4,207	0.1%
	900,539	970,836	19.7%

Private Equity Total	2,584,264	3,245,435	65.8%

Real Assets
Royalties and Drilling	281,968	294,670	6.0%
Real Estate Fund	45,135	57,065	1.2%
Infrastructure Fund	30,324	32,668	0.7%
Co-Investments	10,835	12,888	0.3%
Natural Resources	12,917	8,159	0.2%
Real Assets Total	381,179	405,450	8.4%

Private Markets Total	2,965,443	3,650,885	74.2%

Public Markets Investment Strategies
Liquid Credit	187,263	196,972	4.0%
Long/Short Equities	100,000	110,899	2.2%
Credit Relative Value	82,000	91,550	1.9%
Direct Lending	49,796	55,323	1.1%
Special Situations	30,205	34,600	0.7%
Mezzanine Fund	15,865	19,331	0.4%
Public Markets Total	465,129	508,675	10.3%

Other	762,234	778,289	15.5%

Total Investments	$4,192,806	$4,937,849	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of September 30, 2013
			Fair Value as
			a Percentage
Investment	Cost	Fair Value	of Total Investments

Significant Aggregate Investments: (a)
Alliance Boots GmbH	$228,769	$565,811	11.5%
HCA Inc.	117,624	432,333	8.7%
ProSieben.Sat 1 Media AG	242,643	297,299	6.0%
	589,036	1,295,443	26.2%

Other investments	3,603,770	3,642,406	73.8%
Total Investments	$4,192,806	$4,937,849	100.0%

(a)	The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of September 30, 2013. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Quarter Ended September 30, 2013

June 30, 2013	$54,452,400	$29,048,500		$83,500,900
New Capital Raised	4,670,800	1,821,700		6,492,500
Distributions	(1,591,600)	(552,300)	(c)	(2,143,900)
Foreign Exchange	33,100	-		33,100
Change in Value	2,113,600	173,000		2,286,600
September 30, 2013	$59,678,300	$30,490,900		$90,169,200

Nine Months Ended September 30, 2013

December 31, 2012	$49,127,600	$26,399,900		$75,527,500
New Capital Raised	12,319,000	5,056,500		17,375,500
Distributions	(6,109,000)	(1,952,500)	(d)	(8,061,500)
Net Changes in Fee Base of Certain Funds (a)	(272,300)	-		(272,300)
Foreign Exchange	22,100	-		22,100
Change in Value	4,590,900	987,000		5,577,900
September 30, 2013	$59,678,300	$30,490,900		$90,169,200

Trailing Twelve Months Ended September 30, 2013

September 30, 2012	$49,771,000	$16,507,700		$66,278,700
New Capital Raised	13,253,100	6,850,500		20,103,600
Acquisitions (b)	-	8,086,900		8,086,900
Distributions	(9,206,100)	(2,438,100)	(e)	(11,644,200)
Net Changes in Fee Base of Certain Funds (a)	(272,300)	-		(272,300)
Foreign Exchange	39,500	-		39,500
Change in Value	6,093,100	1,483,900		7,577,000
September 30, 2013	$59,678,300	$30,490,900		$90,169,200

*	Assets Under Management exclude those assets managed by entities where KKR holds less than a 50% ownership interest.

(a)	Represents the impact of including certain funds entering the post-investment period.
(b)	Represents AUM of Prisma as of October 1, 2012, the date of acquisition. This figure excludes new capital raised from fund investors and distributions since the acquisition.
(c)	Includes $155.3 million of redemptions by fund investors.
(d)	Includes $694.5 million of redemptions by fund investors.
(e)	Includes $864.4 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Quarter Ended September 30, 2013

June 30, 2013	$45,907,500	$22,048,900		$67,956,400
New Capital Raised	4,366,900	1,719,500		6,086,400
Distributions	(582,800)	(311,100)	(c)	(893,900)
Foreign Exchange	162,800	-		162,800
Change in Value	35,100	265,100		300,200
September 30, 2013	$49,889,500	$23,722,400		$73,611,900

Nine Months Ended September 30, 2013

December 31, 2012	$41,173,000	$19,673,000		$60,846,000
New Capital Raised	11,730,800	4,453,800		16,184,600
Distributions	(2,533,800)	(1,284,800)	(d)	(3,818,600)
Net Changes in Fee Base of Certain Funds (a)	(654,700)	-		(654,700)
Foreign Exchange	107,400	-		107,400
Change in Value	66,800	880,400		947,200
September 30, 2013	$49,889,500	$23,722,400		$73,611,900

Trailing Twelve Months Ended September 30, 2013

September 30, 2012	$40,354,200	$9,911,800		$50,266,000
New Capital Raised	13,002,800	6,012,900		19,015,700
Acquisitions (b)	-	8,078,400		8,078,400
Distributions	(3,084,900)	(1,542,000)	(e)	(4,626,900)
Net Changes in Fee Base of Certain Funds (a)	(654,700)	-		(654,700)
Foreign Exchange	191,000	-		191,000
Change in Value	81,100	1,261,300		1,342,400
September 30, 2013	$49,889,500	$23,722,400		$73,611,900

*	Fee Paying Assets Under Management exclude those assets managed by entities where KKR holds less than a 50% ownership interest.

(a)	Represents the impact of including certain funds entering the post-investment period.
(b)	Represents FPAUM of Prisma as of October 1, 2012, the date of acquisition. This figure excludes new capital raised from fund investors and distributions since the acquisition.
(c)	Includes $155.3 million of redemptions by fund investors.
(d)	Includes $694.5 million of redemptions by fund investors.
(e)	Includes $864.4 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of September 30, 2013
(Amounts in millions, except percentages)

	Investment Period		Amount
					Percentage
					Committed by
	Commencement			Uncalled	General			Remaining	Remaining Fair
	Date	End Date	Commitment	Commitments	Partner	Invested	Realized	Cost	Value
Private Markets

Private Equity Funds
Asian Fund II	4/2013	4/2019	$5,825.0	$5,825.0	1.3%	$-	$-	$-	$-
North America Fund XI	9/2012	9/2018	8,030.4	6,316.2	3.1%	1,714.2	3.9	1,714.2	1,774.5
China Growth Fund	11/2010	11/2016	1,010.0	692.4	1.0%	317.6	32.6	300.1	388.8
E2 Investors (Annex Fund)	8/2009	11/2013	347.9	152.1	4.3%	195.8	-	195.8	395.1
European Fund III	3/2008	3/2014	6,108.1	1,599.4	4.6%	4,508.7	653.5	4,151.3	5,154.1
Asian Fund	7/2007	4/2013	3,983.2	243.3	2.5%	3,739.9	1,663.1	2,869.9	4,763.2
2006 Fund	9/2006	9/2012	17,642.2	1,255.5	2.1%	16,386.7	10,874.8	9,914.7	14,627.2
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	3,245.1	3,120.4	4,636.4
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	9,502.7	2,084.1	3,500.4
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,720.0	-	51.8
Total Private Equity Funds			57,783.0	16,083.9		41,699.1	34,695.7	24,350.5	35,291.5

Co-Investment Vehicles	Various	Various	3,137.9	1,083.1	Various	2,054.8	2,436.9	1,413.3	1,837.7
Total Private Equity			60,920.9	17,167.0		43,753.9	37,132.6	25,763.8	37,129.2

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,413.5	1,413.5	17.9%	-	-	-	-
Natural Resources Fund	Various	Various	1,072.3	499.4	Various	572.9	67.3	525.5	329.6
Global Energy Opportunities	Various	Various	861.0	734.4	Various	126.6	-	126.6	121.9
Infrastructure Fund	Various	Various	1,042.0	498.0	4.8%	544.0	9.0	544.0	583.2
Infrastructure Co-Investments	Various	Various	1,356.2	251.7	Various	1,104.5	208.7	1,104.5	1,337.6
Real Estate Partners Americas	5/2013	(b)	694.0	539.8	29%	154.2	-	154.2	196.0
Real Assets			6,439.0	3,936.8		2,502.2	285.0	2,454.8	2,568.3

Private Markets Total			67,359.9	21,103.8		46,256.1	37,417.6	28,218.6	39,697.5

Public Markets

Special Situations Vehicles	Various	Various	2,635.5	822.4	Various	1,813.1	530.4	1,567.3	1,934.1
Mezzanine Fund	3/2010	8/2015	987.0	564.1	4.6%	422.9	129.3	364.9	426.9
Direct Lending Vehicles	Various	Various	681.0	228.1	Various	452.9	19.5	452.9	484.7

Public Markets Total			4,303.5	1,614.6		2,688.9	679.2	2,385.1	2,845.7

Grand Total			$71,663.4	$22,718.4		$48,945.0	$38,096.8	$30,603.7	$42,543.2

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.
(b)	Third anniversary of final close.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

FRE (a)	$106,038	$98,177	$90,704	$292,215	$233,832
Realized cash carry	48,919	161,897	100,145	263,716	184,432
Net realized principal investment income	102,766	150,361	145,700	406,283	499,898
Less: local income taxes	(4,566)	(5,336)	(2,365)	(12,243)	(9,258)
Less: noncontrolling interests	(2,020)	(1,323)	(1,310)	(4,444)	(5,798)
Total Distributable Earnings	251,137	403,776	332,874	945,527	903,106

Less: Undistributed net realized principal investment income	(61,660)	(90,217)	(145,700)	(243,771)	(499,898)

Distributed Earnings	189,477	313,559	187,174	701,756	403,208

Distributed Earnings to KKR & Co. L.P. (b)	78,300	126,295	66,015	280,344	140,216

Less: estimated current corporate income taxes	(12,455)	(10,125)	(6,890)	(28,956)	(15,180)

Distributed Earnings to KKR & Co. L.P., After Taxes	65,845	116,170	59,125	251,388	125,036

Distribution per KKR & Co. L.P. common unit	$0.23	$0.42	$0.24	$0.92	$0.52

Components of Distribution per KKR & Co. L.P. common unit

After-tax FRE	$0.10	$0.10	$0.09	$0.30	$0.24
Realized Cash Carry	$0.07	$0.23	$0.15	$0.38	$0.28
Distributed Net Realized Principal Investment Income	$0.06	$0.09	$-	$0.24	$-

Outstanding KKR & Co. L.P. common units	285,051,256	277,834,343	241,407,805

(a)	See Exhibit A for a reconciliation of such measure to financial results prepared in accordance with GAAP.

(b)	Represents the amount of distributed earnings allocable to KKR & Co. L.P. based on its ownership in the KKR business.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business and 40% of the net cash income from realized principal investments, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) a percentage of net realized principal investment income. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses, excluding certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income. This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE plus (ii) segment investment income (loss), which is reduced for carry pool allocations, management fee refunds, interest expense and certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

Economic net income (loss), after taxes is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to unitholders as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. Economic Net Income (Loss), After Taxes is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Economic net income (loss), after taxes and equity-based charges is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to unitholders as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. Economic Net Income (Loss), After Taxes and Equity-based Charges is calculated by deducting from ENI: (i) equity-based charges associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan; and (ii) the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Net realized principal investment income refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses from principal investments during the second quarter of 2013 to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income and (iii) interest income net of interest expense less certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income in each case generated by KKR’s principal investments held on or through KKR’s balance sheet in our Capital Markets and Principal Activities segment. This is a term to describe a portion of KKR’s quarterly distribution.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and also assess amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Syndicated capital is the aggregate amount of debt or equity capital in transactions originated by KKR investment funds and vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital committed to such transactions by carry-yielding co-investment vehicles, which is instead reported in committed dollars invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and vehicles. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings L.P.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	September 30, 2013	June 30, 2013	September 30, 2012

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.73	$0.06	$0.53
Weighted Average Common Units Outstanding	282,148,802	271,983,811	239,696,358
Net income (loss) attributable to KKR & Co. L.P.	204,740	15,134	127,411
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	300,169	28,106	249,460
Plus: Non-cash equity based charges	85,215	80,318	122,157
Plus: Amortization of intangibles and other, net	15,979	12,360	1,234
Plus: Income taxes	7,644	8,525	9,612
Economic net income (loss)	613,747	144,443	509,874
Less: Provision for income taxes	11,950	13,486	22,548
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	31,227	25,936	17,365
Economic net income (loss) after taxes and equity-based charges	570,570	105,021	469,961
Plus: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	31,227	25,936	17,365
Economic net income (loss) after taxes	601,797	130,957	487,326
Weighted Average Adjusted Units	715,781,663	715,453,358	702,252,548
Economic net income (loss) after taxes per adjusted unit	$0.84	$0.18	$0.69

	Nine Months Ended
	September 30, 2013	September 30, 2012

Net income (loss) attributable to KKR & Co. L.P. per common unit	$1.53	$1.98
Weighted Average Common Units Outstanding	270,484,224	234,876,879
Net income (loss) attributable to KKR & Co. L.P.	413,313	464,108
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	662,387	946,484
Plus: Non-cash equity based charges	247,183	330,037
Plus: Amortization of intangibles and other, net	57,524	4,785
Plus: Income taxes	25,525	37,777
Economic net income (loss)	1,405,932	1,783,191
Less: Provision for income taxes	45,553	91,788
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	84,581	47,678
Economic net income (loss) after taxes and equity-based charges	1,275,798	1,643,725
Plus: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	84,581	47,678
Economic net income (loss) after taxes	1,360,379	1,691,403
Weighted Average Adjusted Units	714,171,641	698,371,025
Economic net income (loss) after taxes per adjusted unit	$1.90	$2.42

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE RELATED EBITDA, AND TOTAL DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	September 30, 2013	June 30, 2013	September 30, 2012

Net income (loss) attributable to KKR & Co. L.P.	$204,740	$15,134	$127,411
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	300,169	28,106	249,460
Plus: Non-cash equity based charges	85,215	80,318	122,157
Plus: Amortization of intangibles and other, net	15,979	12,360	1,234
Plus: Income taxes	7,644	8,525	9,612
Economic net income (loss)	613,747	144,443	509,874
Plus: Income attributable to segment noncontrolling interests	2,020	1,323	1,310
Less: Investment income (loss)	509,729	47,589	420,480
Fee related earnings	106,038	98,177	90,704
Plus: Depreciation and amortization	3,601	3,708	3,273
Fee related EBITDA	$109,639	$101,885	$93,977
Less: Depreciation and amortization	3,601	3,708	3,273
Plus: Realized cash carry	48,919	161,897	100,145
Plus: Net realized principal investment income	102,766	150,361	145,700
Less: Local income taxes and noncontrolling interests	6,586	6,659	3,675
Total distributable earnings	$251,137	$403,776	$332,874

	Nine Months Ended
	September 30, 2013	September 30, 2012

Net income (loss) attributable to KKR & Co. L.P.	$413,313	$464,108
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	662,387	946,484
Plus: Non-cash equity based charges	247,183	330,037
Plus: Amortization of intangibles and other, net	57,524	4,785
Plus: Income taxes	25,525	37,777
Economic net income (loss)	1,405,932	1,783,191
Plus: Income attributable to segment noncontrolling interests	4,444	5,798
Less: Investment income (loss)	1,118,161	1,555,157
Fee related earnings	292,215	233,832
Plus: Depreciation and amortization	10,990	8,919
Fee related EBITDA	$303,205	$242,751
Less: Depreciation and amortization	10,990	8,919
Plus: Realized cash carry	263,716	184,432
Plus: Net realized principal investment income	406,283	499,898
Less: Local income taxes and noncontrolling interests	16,687	15,056
Total distributable earnings	$945,527	$903,106

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	September 30, 2013	December 31, 2012

KKR & Co. L.P. partners’ capital	$2,495,093	$2,004,359

Noncontrolling interests held by KKR Holdings L.P.	4,796,218	4,981,864

Equity impact of KKR Management Holdings Corp. and other	(83,563)	(29,039)

Book value	7,207,748	6,957,184

Adjusted units	715,755,721	704,780,484

Book value per adjusted unit	$10.07	$9.87

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS) (UNAUDITED)
(Amounts in thousands)

	As of	As of
	September 30, 2013	December 31, 2012

Cash and cash equivalents	$1,112,316	$1,230,464

Liquid short-term investments	788,639	303,823

Cash and short-term investments	$1,900,955	$1,534,287

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Weighted Average GAAP Common Units Outstanding - Basic	282,148,802	271,983,811	239,696,358
Weighted Average Unvested Common Units(a)	25,986,389	26,094,953	17,950,264
Weighted Average GAAP Common Units Outstanding - Diluted	308,135,191	298,078,764	257,646,622
Adjustments:
Weighted Average KKR Holdings Units(b)	407,646,472	417,374,594	444,605,926
Weighted Average Adjusted Units	715,781,663	715,453,358	702,252,548

	Nine Months Ended
	September 30, 2013	September 30, 2012
Weighted Average GAAP Common Units Outstanding - Basic	270,484,224	234,876,879
Weighted Average Unvested Common Units(a)	25,696,846	14,482,321
Weighted Average GAAP Common Units Outstanding - Diluted	296,181,070	249,359,200
Adjustments:
Weighted Average KKR Holdings Units(b)	417,990,571	449,011,825
Weighted Average Adjusted Units	714,171,641	698,371,025

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	September 30, 2013	December 31, 2012
GAAP Common Units Outstanding - Basic	285,051,256	253,363,691
Unvested Common Units(a)	25,960,447	18,863,517
GAAP Common Units Outstanding - Diluted	311,011,703	272,227,208
Adjustments:
KKR Holdings Units(b)	404,744,018	432,553,276
Adjusted Units	715,755,721	704,780,484

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
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